EXHIBIT 32.1

                                 CERTIFICATIONS

I, Robert Woodrow, state and attest that:

(1) I am the President, Chief Executive Officer and Director of SecureCARE Technologies, Inc. (the "Registrant").

(2) I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

     o the Annual Report on Form 10-KSB of the Registrant for the year ended December 31, 2004 (the "periodic report") containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     o the information contained in the periodic report fairly represents, in all material respects, the financial condition and results of operations of the Registrant for the periods presented.


Name:  /s/ ROBERT WOODROW
       -----------------------------
Title: President, Chief Executive officer and Director
Date:  April 15, 2005